CAMP4 Reports Full Year 2025 Financial Results and Corporate Highlights

GLP toxicology studies ongoing for CMP-002, with initiation of global Phase 1/2 clinical trial in SYNGAP1 patients expected as early as 2H 2026

Entered strategic collaboration with GSK to advance RNA-based therapeutic discoveries, received $17.5 million upfront and eligible for milestone-based payments in addition to tiered royalties

Completed private placement with upfront gross proceeds of $50 million, with potential for up to an additional $50 million of gross proceeds, as well as underwritten offering of common stock of $30 million in gross proceeds, extending cash runway into 2028

CAMBRIDGE, Mass., March 5, 2026 – CAMP4 Therapeutics Corporation (“CAMP4”) (Nasdaq: CAMP), a clinical-stage biopharmaceutical company developing a pipeline of regulatory RNA-targeting therapeutics designed to upregulate gene expression with the goal of restoring healthy protein levels to treat a broad range of genetic diseases, today announced financial results for the full year ended December 31, 2025, and provided recent corporate highlights.

"In 2025, we brought our SYNGAP1 program to the forefront of our pipeline and made significant progress against our goal of bringing a potential first-in-class treatment for SYNGAP1-related disorder into the clinic,” said Josh Mandel-Brehm, President and Chief Executive Officer of CAMP4. “Our GLP toxicology studies for CMP-002 are ongoing, and we continue to expect to initiate a global first-in-human Phase 1/2 clinical trial as early as the second half of 2026. We also made progress in our mission of developing potentially disease modifying medicines for patients with disorders marked by suboptimal gene expression by exploring new candidates for both in-house development and potential partnerships and signed a collaboration agreement with GSK to identify and develop ASO drug candidates for multiple gene targets relevant to neurodegenerative and kidney disease indications. Finally, we strengthened our balance sheet through a combination of equity financing and non-dilutive capital from collaboration partners to ensure that CAMP4 is well-capitalized to achieve its goals.”

Corporate Highlights:

•Presented compelling preclinical data for SYNGAP1 program showing that haploinsufficient SYNGAP1 mice treated with CMP-002 demonstrated an increase in SYNGAP1 protein levels and that treatment rescued multiple SYNGAP1-dependent behavioral phenotypes. This data further demonstrated that CMP-002 administration led to a significant increase in SYNGAP1 protein levels in relevant brain regions in non-human primates (NHPs).
•Initiated GLP toxicology studies for CMP-002 in support of future clinical trial applications, which could enable initiation of a global Phase 1/2 clinical trial in patients as early as H2 2026.
•Entered a strategic research, collaboration, and license agreement with GSK to identify and develop antisense nucleotide (ASO) drug candidates for multiple gene targets relevant to neurodegenerative and kidney disease indications. CAMP4 received a $17.5 million cash upfront payment and has the potential to receive up to $440 million upon achievement of certain development and commercial milestones, in addition to tiered royalties on future product sales.
•Completed oversubscribed private placement for gross proceeds of up to $100 million, $50 million of which was received in the form of an upfront payment in September, as well as underwritten offering of common stock with gross proceeds of $30 million in December to fund further development of CMP-002.
•Conducted analysis from single ascending dose (SAD) and multiple ascending dose (MAD) portions of the CMP-001 Phase 1 clinical trial and made strategic decision to pause further investment in the development of CMP-001 and explore potential partnership opportunities.

Full Year 2025 Financial Results
Cash and cash equivalents as of December 31, 2025, were $109.5 million, compared to $64.0 million as of December 31, 2024. The Company believes that its current cash and cash equivalents will be sufficient to fund its planned activities into 2028.
R&D Expenses: Research and development (“R&D”) expenses for the year ended December 31, 2025, were $38.2 million, compared to $38.8 million for the year ended December 31, 2024. The decrease was primarily driven by a gain on lease modification and decreased clinical costs associated with CMP-001.
G&A Expenses: General and administrative (“G&A”) expenses were $17.4 million for the year ended December 31, 2025, compared to $14.9 million for the year ended December 31, 2024. The change was primarily driven by an increase in professional expenses.
Net Loss: Net loss for the year ended December 31, 2025, was $80.4 million compared to $51.8 million for the year ended December 31, 2024. The increase in net loss was primarily driven by a $29.8 million non-cash loss recognized due to a change in fair value of the derivative tranche liability related to our September private placement.

About CAMP4 Therapeutics
CAMP4 is developing disease-modifying treatments for a broad range of genetic diseases where amplifying healthy protein may offer therapeutic benefits. Our approach amplifies mRNA by harnessing a fundamental mechanism of how genes are controlled. To amplify mRNA, our therapeutic ASO drug candidates target regulatory RNAs (regRNAs), which act locally on transcription factors and are the master regulators of gene expression. CAMP4’s proprietary RAP Platform™ enables the mapping of regRNAs and generation of therapeutic candidates designed to target the regRNAs associated with genes underlying haploinsufficient and recessive partial loss-of-function disorders, of which there are more than 1,200, in which a modest increase in protein expression may have the potential to be clinically meaningful. For more information, visit camp4tx.com.

Forward-Looking Statements
This press release contains forward-looking statements which involve risks, uncertainties and contingencies, many of which are beyond the control of the Company, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, statements concerning the anticipated timing to advance the Company’s SYNGAP1 program into a clinical trial; the Company’s plan to pursue partnership opportunities to support the further development of CMP-001; the development of ASO drug candidates for multiple gene targets relevant to neurodegenerative and kidney disease indications; the potential of the Company’s platform technology; the Company’s receipt of future contingent milestones and/or royalties; the potential to receive up to $50 million in additional gross proceeds in connection with the Company’s September 2025 private placement; the Company’s strategy, goals, business plans and focus; the therapeutic potential of the Company’s product candidates; and the Company’s cash runway guidance. The forward-looking statements in this press release speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially from those anticipated in the forward-looking statements, including, but not limited to: the Company’s limited operating history, incurrence of substantial losses since the Company’s inception and anticipation of incurring substantial and increasing losses for the foreseeable future; the Company’s need for substantial additional financing to achieve the Company’s goals; the uncertainty of clinical development, which is lengthy and expensive, and characterized by uncertain outcomes, and risks related to additional costs or delays in completing, or failing to complete, the development and commercialization of the Company’s current product candidates or any future product candidates; delays or difficulties in the enrollment and dosing of patients in clinical trials; the impact of any significant adverse events or undesirable side effects caused by the Company’s product candidates; potential competition, including from large and specialty pharmaceutical and biotechnology companies; the Company’s ability to realize the benefits of the Company’s current or future collaborations or licensing arrangements and ability to successfully consummate future partnerships; the Company’s ability to obtain regulatory approval to commercialize any product candidate in the United States or any other jurisdiction, and the risk that any such approval may be for a more narrow indication than the Company seeks; the Company’s dependence on the services of the Company’s senior management and other clinical and scientific personnel, and the Company’s ability to retain these individuals or recruit additional management or clinical and scientific personnel; the Company’s ability to grow the Company’s organization, and manage the Company’s growth and expansion of the Company’s operations; risks related to the manufacturing of the Company’s product candidates, which is complex, and the risk that the Company’s third-party manufacturers may encounter difficulties in production; the Company’s ability to obtain and maintain sufficient intellectual property protection for the Company’s product candidates or any future product candidates the Company may develop; the Company’s reliance on third parties to conduct the Company’s preclinical studies and clinical trials; the Company’s compliance with the Company’s obligations under the licenses granted to the Company by others, for the rights to develop and commercialize the Company’s product candidates; risks related to the operations of the Company’s suppliers; and other risks and uncertainties described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as other information the Company files with the Securities and Exchange Commission. The forward-looking statements in this press release are inherently uncertain and are not guarantees of future events. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, you should not unduly rely on these forward-looking statements. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Moreover, the Company operates in an evolving environment. New risks and uncertainties may emerge from time to time, and management cannot predict all risks and uncertainties. Investors, potential investors, and others should give careful consideration to these risks and uncertainties. Except as required by applicable law, the Company does not undertake to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts

Investor Relations:
Sara Michelmore
Milestone Advisors
sara@milestone-advisorsllc.com

Media:
Sofia Bermudez
LifeSci Communications
sbermudez@lifescicomms.com

CAMP4 Therapeutics Corporation
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except for share and per share data)

	Year ended December 31,
	2025	2024
Revenue
Research and collaboration revenue	$3,498	$652
Operating expenses
Research and development	38,202	38,817
General and administrative	17,357	14,923
Impairment of right-of-use asset	494	—
Total operating expenses	56,053	53,740
Loss from operations	(52,555)	(53,088)
Other (expense) income, net:
Interest income	2,174	1,330
Change in fair value of derivative tranche liability	(29,830)	—
Other expense	(192)	(33)
Total other (expense) income, net	(27,848)	1,297
Net loss	$(80,403)	$(51,791)
Net loss per share attributable to common stockholders, basic and diluted	$(2.65)	$(11.04)
Weighted average shares of common stock outstanding, basic and diluted	30,380,567	4,690,094

	December 31,
Condensed Balance Sheet Data	2025	2024
(in thousands)
Cash and cash equivalents	$109,517	$64,039
Working capital(1)	98,581	56,785
Total assets	117,808	78,307
Total liabilities	70,104	15,163
Accumulated deficit	(292,156)	(211,753)
Total stockholders' equity	47,704	63,144
(1) Working capital is defined as total current assets less total current liabilities. See our consolidated financial statements and the related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2025, for further details regarding our current assets and current liabilities.